                                                                     EXHIBIT 4.3

                                AMENDMENT NO. 8

     This AMENDMENT NO. 8 (this "Amendment") is dated as of March 14, 1996 and entered into by and among BORG-WARNER SECURITY CORPORATION, a Delaware corporation (the "Company"), the financial institutions listed on the signature pages hereof (the "Banks") and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., as Agent for the Banks (the "Agent") and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of January 27, 1993, as amended as of November 2, 1993, January 24, 1994, June 30, 1994, December 14, 1994, March 15, 1995, October 16, 1995 and December 18, 1995 (as so amended, the "Credit Agreement"), by and among the Company, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

     WHEREAS, the Company and the Banks wish to amend the Credit Agreement by
(i) amending certain of the financial covenants contained therein and (ii) making certain other amendments as set forth below; and

     WHEREAS, the Company has requested that the Banks consent to the terms and conditions of the Alarm Services Contract Securitization Facility; and

     WHEREAS, subject to the terms and conditions of this Amendment, the Banks are willing to agree to such amendments and to consent to such terms and conditions;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS

     1.1  Amendments to Section 6:  Company's Negative Covenants.

     (a) Contingent Obligations. Section 6.4 (xii) of the Credit Agreement is hereby amended by deleting the period at the end thereof and substituting the following therefor:

          "; and Contingent Obligations of the Company's Consolidated Subsidiaries with respect to the Alarm Services Contract Securitization Facility."

     (b) Interest Coverage Ratio. Section 6.6.a of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:


                                                          Minimum
     "Fiscal Quarter Ended                       Interest Coverage Ratio
      --------------------                       -----------------------
     September 30, 1995                                  2.25:1.00
     December 31, 1995                                   2.20:1.00
     March 31, 1996                                      2.15:1.00
     June 30, 1996                                       2.15:1.00
     September 30, 1996                                  2.15:1.00
     December 31, 1996                                   2.15:1.00
     March 31, 1997                                      2.20:1.00
     June 30, 1997                                       2.25:1.00
     September 30, 1997                                  2.30:1.00
     December 31, 1997                                   2.35:1.00
     March 31, 1998                                      2.40:1.00
     June 30, 1998                                       2.50:1.00
     September 30, 1998                                  2.55:1.00
     December 31, 1998                                   2.65:1.00"

     (c) Leverage Ratio. Section 6.6.B of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:


      "Fiscal Quarter Ended                        Maximum Leverage Ratio
      ---------------------                        ----------------------
      September 30, 1995                                  3.75:1.00
      December 31, 1995                                   4.20:1.00
      March 31, 1996                                      4.05:1.00
      June 30, 1996                                       3.85:1.00
      September 30, 1996                                  3.75:1.00
      December 31, 1996                                   3.60:1.00
      March 31, 1997                                      3.45:1.00
      June 30, 1997                                       3.30:1.00
      September 30, 1997                                  3.15:1.00
      December 31, 1997                                   3.05:1.00
      March 31, 1998                                      2.90:1.00
      June 30, 1998                                       2.75:1.00
      September 30, 1998                                  2.65:1.00
      December 31, 1998                                   2.45:1.00"

     (d) Consolidated EBITDA. Section 6.6.D of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

                                                      MAXIMUM CONSOLIDATED
      "FISCAL QUARTER ENDED                                   EBITDA
      ---------------------                           --------------------
      September 30, 1995                                  $125,000,000
      December 31, 1995                                   $125,000,000
      March 31, 1996                                      $126,500,000
      June 30, 1996                                       $128,000,000
      September 30, 1996                                  $128,000,000
      December 31, 1996                                   $129,700,000
      March 31, 1997                                      $133,000,000
      June 30, 1997                                       $135,300,000
      September 30, 1997                                  $137,600,000
      December 31, 1997                                   $138,900,000
      March 31, 1998                                      $139,300,000
      June 30, 1998                                       $142,700,000
      September 30, 1998                                  $144,000,000
      December 31, 1998                                   $147,400,000"

     (e)  Restriction on Fundamental Changes; Asset Sales and Acquisitions.
Section 6.7(v) of the Credit Agreement is hereby amended by deleting clause (a) contained in the first proviso thereof in its entirety and substituting the following therefor: "(a)(1) such Asset Sale is pursuant to the Alarm Services Contract Securitization Facility or (2) such Asset Sale is made for the fair market value of such assets and for at least eighty-five percent (85%) cash, and".

     1.2  Amendments to Section 7: Events of Default.

     (a) Receivables Facilities. Concurrently with the repayment in full of the Senior Notes, Section 7.14 of the Credit Agreement shall be amended by (1) deleting the word "or" at the end of clause (iv) thereof and (2) by adding a new clause (vi) at the end thereof as follows:

          "(vi) any condition or event shall occur which constitutes a Lessee Notice Event (as defined in the Alarm Services Contract Securitization Facility) under clause (iv) of Section 20.1 of the Alarm Services Contract Securitization Facility involving an amount in excess of $2,500,000; or any condition or event shall occur which constitutes an Event of Seller Default involving an amount in excess of $2,500,000 (as defined in the Security Agreement executed in connection with the Alarm Services Contract Securitization Facility)."

     SECTION 2.  CONSENT

     (a) Alarm Services Contract Securitization Facility. Each Bank executing this Amendment hereby consents to the terms and conditions of the Alarm Services Contract Securitization Facility substantially in the form annexed hereto as Annex A.

     (b) Amendment of Term Loan Facility. Each Bank executing this Amendment hereby consents to the amendment of the Term Loan Facility substantially in the form annexed hereto as Annex B.

     (c) Amendment of BT Credit Facility. Each Bank executing this Amendment hereby consents to the Amendment of the BT Credit Agreement substantially in the form annexed hereto as Annex C.

SECTION 3. CONDITIONS TO EFFECTIVENESS

     Section 1 and Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

     (a) Company Documents. On or before the Amendment Effective Date, the Company shall deliver to the Banks (or to the Agent with sufficient originally executed copies, where appropriate, for each Bank) the following, each, unless otherwise noted, dated the Amendment Effective Date:

          (1) Signature and incumbency certificates of its officers executing this Amendment; and

          (2) Copies of this Amendment, executed by the Company and each of the Credit Support Parties.

     (b) Banks Execution. On or before the Amendment Effective Date, the Required Banks shall have delivered to the Agent originally executed copies of this Amendment.

     (c) Term Loan Facility. On or before the Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the Term Loan Facility. Such amendment shall be satisfactory in form and substance to the Agent and the Required Banks.

     (d) BT Credit Agreement. On or before the Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the BT Credit Agreement. Such amendment shall be satisfactory in form and substance to the Agent and the Required Banks.

     (e) Completion of Proceedings. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent, acting on behalf of the Banks, and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

     SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to the Agent and each Bank that the following statements are true, correct and complete:

     (a) Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

     (b) Accounting Method. The materials provided to the Agent and the Banks in connection with this Amendment were prepared using accounting methods consistent with the accounting methods used to prepare the Company's financial statements for its fiscal year ended December 31, 1995.

     (c) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     (d) No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent on behalf of the Banks), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries.

     (e) Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (f) Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (g) Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (h) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Unmatured Default.

SECTION 5. ACKNOWLEDGEMENT AND CONSENT

     The Company is a party to the Company Pledge Agreement, as amended through the Amendment Effective Date, pursuant to which the Company has pledged certain Collateral to the Collateral Agent to secure the Obligations. Each of the Borg-Warner Pledged Subsidiaries is a party to the Borg-Warner Subsidiary Pledge Agreement, as amended through the Amendment Effective Date, pursuant to which each such Borg-Warner Pledged Subsidiary has pledged certain Collateral to the Collateral Agent to secure the Obligations. Each of the Borg-Warner Guarantor Subsidiaries is a party to the Borg-Warner Subsidiary Guaranty, as amended through the Amendment Effective Date, pursuant to which each such Borg-Warner Guarantor Subsidiary has guarantied the Obligations. The Company, the Borg-Warner Pledged Subsidiaries and the Borg-Warner Guarantor Subsidiaries are collectively referred to herein as the "Credit Support Parties", and the Company Pledge Agreement, the Borg-Warner Subsidiary Pledge Agreement, and the Borg-Warner Subsidiary Guaranty are collectively referred to herein as the "Credit Support Documents".

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations", "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations", "Guarantied Obligations" or "Secured Obligations", as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Amended Agreement.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than the Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 6. MISCELLANEOUS

     (a) Reference to and Effect on the Credit Agreement and the other Credit Documents.

          (1) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under, the Credit Agreement or any of the other Credit Documents.

     (b) Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 9.9 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

     (c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 and

Section 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Company, the Required Banks and each of the Credit Support Parties and receipt by the Company and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                            [Signature pages follow]